                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Cott Corporation of our report dated January 30, 2002 relating to the consolidated financial statements, which appears in the 2001 Annual Report to Shareowners, which is incorporated in the Annual Report on Form 10-K for the year ended December 29, 2001. We also consent to the incorporation by reference of our report dated January 30, 2002 relating to the financial statement schedules, which is incorporated in the Annual Report Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Independent Accountants
Toronto, Ontario
March 8, 2002